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Exhibit 27(l)(A)

April 28, 2026

TIAA Separate Account VA-5

c/o Teachers Insurance and Annuity Association of America 730 Third Avenue

New York, New York 10017

Re:	TIAA Separate Account VA-5
Single Premium Immediate Annuities
Post-Effective Amendment No. 2 to Registration Statement on Form N-4
File Nos. 333-292533 and 811-08963

Ladies and Gentlemen:

We have acted as counsel to TIAA Separate Account VA-5, established under the laws of the state of New York as a separate account of Teachers Insurance and Annuity Association of America, regarding the federal securities laws applicable to the issuance and sale of the separate account units of interest described in the above-referenced registration statement amendment. We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

Carlton Fields, P.A.

Carlton Fields, P.A.

Carlton Fields, P.A. practices law in California through Carlton Fields, LLP.